SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2023

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court E, Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which is registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2023, AXIM Biotechnologies, Inc., a Nevada corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Investor committed to purchase up to $20,000,000 of the Company’s common stock (the “Financing”). Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the Financing, upon filing and effectiveness of a Registration Statement on Form S-1, and provided that certain other closing conditions are met, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares of the Company’s common stock (the “Put Shares”) as follows: (i) in a minimum amount of not less than $10,000 and (ii) in a maximum amount of $250,000; provided, however, that the number of Put Shares that the Company may direct the Investor to purchase shall not exceed 300% of the average daily trading volume in dollar amount for the Company’s common stock during the ten trading days preceding the date that the Company delivers the put notice or the maximum amount, unless waived in writing by the Investor, in its sole discretion.

At any time, and from time to time, during the term of the Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to Investor (the “Put Notice”) of its election to direct the Investor to purchase Put Shares, and the Company shall deliver such Put Shares to Investor via DWAC within two trading days thereafter. The Purchase Price of the Put Shares shall be 87.5% of the lowest traded price (as reported by Bloomberg Finance L.P.) during the ten consecutive trading days including and immediately prior to the settlement date of the sale (the “Valuation Period”). The closing of a Put Notice shall occur within one trading day following the end of the respective Valuation Period, whereby (i) the Investor shall deliver the investment amount to the Company by wire transfer of immediately available funds and (ii) the Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to the Investor within ten trading days of a prior Put Notice.

The right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of the Company’s common stock, (v) limitation of the Investor’s beneficial ownership to no more than 4.99% of the Company’s issued and outstanding shares of common stock, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the minimum pricing for the Put Shares must exceed $0.01.

Pursuant to the terms of the Purchase Agreement, the Company must file a Registration Statement which relates to the resale by Investor of the Put Shares as soon as reasonably practicable.

The foregoing summary description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(D) Exhibits.

Exhibit #
10.1	Equity Purchase Agreement, dated June 1, 2023, by and between the Company and Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: June 2, 2023	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer